Exhibit 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) is entered into between Albert Agro, Ph.D (“Executive”) and GRI Bio, Inc. (the “Company”) to amend Executive’s Employment Agreement with the Company (the “Employment Agreement’). This Amendment No. 1 is effective as of June 17, 2024 (the “Effective Date”).

WHEREAS, the Company has employed Executive pursuant to the Employment Agreement; and

WHEREAS, the Company and Executive have agreed that it is mutually beneficial to the Company and Executive to amend and modify certain components in the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants in this Amendment No. 1, the parties agree to amend the Employment Agreement as follows:

1.Section 2(b) is amended to require Executive to work at least seventy (70) hours per month and Executive may devote the balance of Executive’s time to other consulting or employment activities, as provided in Section 2(b).

2.Section 2(c) is amended to delete the reference to New York and replace it with a reference to Arizona.

3.Section 3(a) is deleted in its entirety and is replaced by the following: The Company shall pay Executive an annualized base salary (“Annual Base Salary”) of $100,000, payable in regular installments in accordance with the Company’s normal payroll practices and subject to usual payroll deductions.

4.Sections 3(b) and 3(d) are deleted.

5.Section 3(e) is amended to delete the last sentence referring to the reimbursement of long-term disability insurance.

6.Section 4 is deleted in its entirety and is replaced by the following: Either Executive or the Company may terminate Executive’s employment at any time and for any reason, provided at least thirty (30) days prior written notice is given to the non-noticing party (except in the event of Executive’s death).

7.Section 5 is deleted in its entirety and is replaced by the following: Upon the termination of Executive’s employment for any reason, the Company shall pay or cause to be paid to Executive the portion of Executive’s Annual Base Salary earned through the effective date of termination as well as any unreimbursed business expenses and the Company will ensure such payments to be promptly paid within the time provided by law.

8.Sections 6 and 7 are deleted.

9.Section 16 is amended to replace references to New York with references to Arizona.

10.This Amendment No. 1 is made and effective pursuant to Section 17 of the Employment. All other provisions of the Agreement shall remain in full force and effect.

11.This Amendment is effective as of the date written above.

Albert Agro, Ph.D GRI Bio, Inc.

/s/ Albert Agro, Ph.D             By: /s/ W. Marc Hertz
Name: W. Marc Hertz
Title: President & CEO
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